Exhibit 10.20

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT, dated as of April 3, 2017 (this “Agreement”), by and between FIVE POINT HOLDINGS, LLC, a Delaware limited liability company f/k/a Newhall Holding Company (the “Company”), FIVE POINT OPERATING COMPANY, LLC, a Delaware limited liability company f/k/a Newhall Intelluediary Holding Company, LLC (“Opco”), LENFIVE, LLC, a Delaware limited liability company (“LenFive”), and LENNAR HOMES OF CALIFORNIA, INC., a California corporation (“Lennar CA” and, together with LenFive, the “Lennar Entities”). The Company, Opco and the Lennar Entities are each referred to herein as a “Party” and, collectively, as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Second Amended and Restated Contribution Agreement, dated as of July 2, 2015, and amended and restated as of May 2, 2016 (the “Contribution Agreement”).

RECITALS

WHEREAS, the Parties previously entered into a Securities Purchase Agreement, dated as of May 2, 2016, as amended by the First Amendment to Securities Purchase Agreement, dated as of November 29, 2016 (as amended, the “Existing Agreement”), pursuant to which each of LenFive and Lennar CA granted the Company the option (the “Sale Option”) to require that it use the proceeds of distributions that it receives with respect to its El Toro Legacy Interests or its Five Point Class B Interests, respectively, to purchase, from time to time, either (i) from the Company, Class A Common Shares of the Company (“Class A Common Shares”), or (ii) from Opco, Class A Common Units of Opco (“OP Units”) and, from the Company, Class B Common Shares of the Company (“Class B Common Shares” and, together with Class A Common Shares and OP Units, “Securities”); and

WHEREAS, the Company is contemplating an initial public offering (the “IPO”) of its Class A Common Shares, and the Parties desire to amend and restate the Existing Agreement to provide, among other things, that: (i) if the Company completes the IPO prior to May31, 2017, LenFive will purchase $100 million of OP Units from Opco at a price per unit equal to the IPO public offering price per share multiplied by the Adjustment Factor (as defined in the Opco Limited Liability Company Agreement) then in effect, and (ii) the Sale Option will terminate.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and other terms contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged and agreed, the Parties hereto, intending to be legally bound, hereby agree to amend and restate the Existing Agreement to provide the following:

1.	Sale Option.

(a)        Subject to the terms and conditions hereof (including Section 2(d)), and in reliance upon the representations and warranties of the Parties contained herein, LenFive hereby grants the Company the option to require LenFive to purchase Class A Common Shares at the times, for the price and on the other terms described below.

(b)        The temis of the Sale Option are as follows:

If the closing of the IPO does not occur on or before May 31, 2017. the Company shall have the option (A) to require LenFive to purchase Class A Common Shares with all or a portion of the cash distributions on the El Toro Legacy Interests or the Five Point LP Class B Interests (each, a “Legacy Distribution”) that the Lennar Entities receive on or prior to May 31, 2017 (the “Initial Sale Option”), and (B) each time after May 31, 2017, when a Lennar Entity receives a Legacy Distribution, to require LenFive to purchase Class A Common Shares with all or a portion of the Legacy Distribution (each a “Subsequent Sale Option” and, together with the Initial Sale Option, the “Sale Options”), in each case at the Per Share Purchase Price (as defined below).

(ii)        The Company may exercise a Sale Option by delivering a written notice (an “Option Exercise Notice”) to the Lennar Entities no later than the applicable Expiration Time (as defined below) stating that the Company elects to exercise such Sale Option and specifying (i) the aggregate purchase price for such Class A Common Shares (for each Option Exercise Notice, the “Aggregate Purchase Price”), which shall not exceed the Lennar Entities’ portion of the applicable Legacy Distribution or Legacy Distributions, (ii) the Per Share Purchase Price (as defined below), (iii) account and all other information necessary for a wire transfer of the Aggregate Purchase Price to the Company, and (iv) the closing date for such purchase and sale of Class A Common Shares, which shall not be less than ten (10) business days nor more than thirty (30) calendar days after the date on which the Company delivers such Option Exercise Notice, and shall in no event be earlier than January 15, 2018. The “Expiration Time” with regard to the Initial Sale Option shall be 5:00 p.m. Los Angeles time on May 31, 2017, and with regard to any Subsequent Sale Option shall be 5:00 p.m. Los Angeles time on the date that is ninety (90) days after the date of the Legacy Distribution related to such Subsequent Sale Option. If the Company does not deliver an Option Exercise Notice by the Expiration Time applicable to a Sale Option, that Sale Option shall terminate and Lennar shall have no further obligation to purchase any of the Class A Common Shares to which such terminated Sale Option relates. The failure to exercise a Sale Option before the applicable Expiration Time shall not impact the Company’s ability to exercise any other existing or future Sale Option.

(iii)        Notwithstanding the foregoing, if the Company exercises a Sale Option, LenFive may elect to apply all or any portion of the Aggregate Purchase Price to purchase OP Units in lieu of Class A Common Shares; provided, however, that LenFive shall not be permitted to purchase OP Units hereunder if and to the extent that the issuance and sale of such OP Units would cause the aggregate number of OP Units owned by the Company and its wholly owned subsidiaries to be less than 50.1% of the total number of OP Units outstanding after giving effect to such issuance and sale. LenFive may make such election with regard to an exercise of a Sale Option by delivering a written notice to the Company no later than five (5) business days after the date on which the Company has delivered the Option Exercise Notice for such Sale Option. If LenFive elects to purchase OP Units in lieu of Class A Common Shares, then at the applicable Closing (as defined below), in addition to Opco’s issuing and selling such OP Units to LenFive and LenFive’s purchasing such OP Units from Opco, the Company shall issue and sell to LenFive, and LenFive shall purchase from the Company, a number of Class B Common Shares equal to the number of OP Units to be issued and sold to LenFive at the Closing, at a purchase price equal to $0.00633 per Class B Common Share (subject to adjustment for any share split or reverse split or share combination that occurs after the date hereof), payable in cash (the “Class B Consideration”).

(iv)        If the Company exercises a Sale Option, the price LenFive will pay for each Class A Common Share or OP Unit it is purchasing (the “Per Share Purchase Price”) shall be $17.98 per share or unit, subject to adjustment as follows:

(1)        the Per Share Purchase Price shall be reduced by the aggregate per share amount of any cash dividends paid in respect of the Class A Common Shares after the date hereof, and the per share fair market value (as determined in good faith by the Board of Directors of the Company) of any securities or other assets distributed to the holders of Class A Common Shares after the date hereof; and

(2)        the Per Share Purchase Price shall be adjusted for any share split or reverse split of Class A Common Shares, or other similar event, after the date hereof that results in an increase or decrease in the number of outstanding Class A Common Shares; and

(3)        in the case of OP Units, the Per Share Purchase Price shall be multiplied by the Adjustment Factor in effect at the time of the applicable Option Closing (defined below).

(v)        Unless otherwise agreed by the Parties, the closing (the “Option Closing”) of any purchase and sale of Securities pursuant to a Sale Option shall be held on the date specified in the applicable Option Exercise Notice (the “Option Closing Date”).

(vi)        At the Option Closing, (i) the Company (or Opco, in the case of OP Units) shall issue the Securities purchased at such Option Closing in book-entry form to LenFive, and (ii) LenFive shall pay the Aggregate Purchase Price (and any applicable Class B Consideration) to the Company (or Opco with respect to OP Units) by wire transfer of immediately available funds to the account specified by the Company in the applicable Option Exercise Notice. The issuance of Securities to Len Five at each Option Closing shall be evidenced in the register of the Company (or Opco, in the case of OP Units) maintained for such purpose.

2.	IPO Sale.

(a)        If the closing of the IPO occurs on or prior to May 31, 2017, LenFive shall purchase (i) from Opco, a number of OP Units equal to $100 million, divided by (A) the IPO public offering price per share multiplied by (B) the Adjustment Factor in effect at the time of the IPO Sale Closing (defined below), and (ii) from the Company, a number of Class B Common Shares equal to the number of OP Units described in clause (i) (the “IPO Sale”).

(b)        The price paid by LenFive in the IPO Sale will be (i) for each of the OP Units, the IPO public offering price per share multiplied by the Adjustment Factor in effect at the time of the IPO Sale Closing, and (ii) for each of the Class B Common Shares, $0.00633 per share (subject to adjustment for any share split or reverse split or share combination that occurs after the date hereof).

(c)        The closing (the “IPO Sale Closing”) of the IPO Sale shall be concurrent with the closing of the IPO. At the IPO Sale Closing, (i) Opco and the Company shall issue the OP Units and Class B Common Shares that are purchased at the IPO Sale Closing in book-entry form to LenFive, and (ii) LenFive shall pay the aggregate purchase price for the OP Units to Opco, and the aggregate purchase price for the Class B Common Shares to the Company, in each case, by wire transfer of immediately available funds to the accounts specified by the Company. Issuance of Securities to LenFive at the IPO Sale Closing shall be evidenced in the registers of Opco and the Company maintained for such purpose.

(d)        Upon completion of the IPO Sale, the Sale Option shall automatically terminate, and the Lennar Entities shall have no further obligations thereunder.

(e)        Notwithstanding the foregoing, if and to the extent that the issuance and sale of OP Units in the IPO Sale would cause the aggregate number of OP Units owned by the Company and its wholly owned subsidiaries to be less than 50.1% of the total number of OP Units outstanding (after giving effect to the Company’s use of all the net proceeds of the IPO to purchase OP Units), then in lieu of purchasing the OP Units that would cause the Company and its wholly owned subsidiaries to own less than 50.1% of the outstanding OP Units and related Class B Common Shares in the IPO Sale, at the IPO Sale Closing, LenFive shall purchase from the Company, and the Company shall issue and sell to LenFive, Class A Common Shares, at a purchase price per share equal to the IPO public offering price per share.

3.        Assignment of Interests. If any Lennar Entity transfers any of its El Toro Legacy Interests or Five Point LP Class B Interests, such Lennar Entity shall be deemed to continue to own such transferred El Toro Legacy Interests or Five Point LP Class B Interests for all purposes of this Agreement and any distributions paid on such transferred El Toro Legacy Interests or Five Point LP Class B Interests shall be treated for all purposes of this Agreement as having been paid to such Lennar Entity.

4.        Voting and Standstill Agreement. All Class A Common Shares and Class B Common Shares issued hereunder shall be subject to the restrictions set forth in the Voting and Standstill Agreement, dated as of May 2, 2016, by and among the Company, the Lennar Entities and the other parties named therein.

5.	Representations and Warranties.

(a)        Representations and Warranties of the Lennar Entities. Each Lennar Entity hereby represents and warrants to the Company as follows:

(i)        Due Authorization. Such Lennar Entity has all requisite power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by such Lennar Entity have been duly and validly authorized by all necessary action on its behalf.

(ii)        Enforceability. This Agreement constitutes the legal, valid and binding obligation of such Lennar Entity, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

            No Conflicts. The execution, delivery and performance of this Agreement by such Lennar Entity and the consummation by such Lennar Entity of the transactions contemplated hereby, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Lennar Entity is subject, (ii) violate any order, judgment or decree of any court or other governmental agency applicable to such Lennar Entity, or (iii) conflict with, or result in a breach or default under, any term or condition of the organizational documents of such Lennar Entity or any material agreement or other instrument to which such Lennar Entity is a party or by which it may be bound.

(iv)        Consents. Except as provided in Section 7 of this Agreement, no consent, approval or authorization of, exemption by, filing with, or notice to any governmental or regulatory authority or third party is required in connection with the execution, delivery and performance by such Lennar Entity of this Agreement or the consummation by such Lennar Entity of the transactions contemplated hereby.

(v)        Private Placement. LenFive is an accredited investor and understands and acknowledges that the Securities to be issued at each Option Closing and the IPO Sale Closing (collectively, “Closings” and each a “Closing”) have not been and will not be registered under the Securities Act of 1933, as amended (the “Act”), or qualified under any state securities laws. LenFive understands and acknowledges that, as a result, those Securities may not be offered for sale, sold, assigned or transferred unless they are registered or an exemption from the registration and prospectus delivery requirements of the Act is available.

(b)        Representations and Warranties of the Company and Opco. Each of the Company and Opco hereby represents and warrants to the Lennar Entities as follows:

(i)         Due Authorization. It has all requisite power and authority to enter into this Agreement, and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly and validly authorized by all necessary action on its behalf.

             Enforceability. This Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors’ rights and general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(iii)        No Conflicts. The execution, delivery and performance of this Agreement by it, and the consummation by it of the transactions contemplated hereby, will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which it is subject, (ii) violate any order, judgment or decree of any court or other governmental agency applicable to it, or (iii) conflict with, or result in a breach or default under, any term or condition of the organizational documents of it or any material agreement or other instrument to which it is a party or by which it may be bound.

(iv)        Consents. Except as provided in Section 7 of this Agreement, no consent, approval or authorization of, exemption by, filing with, or notice to any governmental or regulatory authority or third party is required in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby.

(v)        Validity of Securities. The Securities, when issued and delivered pursuant to the terms of this Agreement for the consideration described in this Agreement, will be duly authorized and validly issued to LenFive, free and clear of all Liens (other than those arising under the Organizational Documents of the Company (or Opco, in the case of OP Units) and under applicable securities laws).

(vi)        Conflicts Committee Approval. The Conflicts Committee of the Board of Directors of the Company has approved this Agreement and the IPO Sale as contemplated by this Agreement, if it takes place.

6.	Conditions to each Closing.

(a)        Conditions of the Company and Opco. The obligation of the Company and Opco to effect the transactions contemplated by this Agreement at each Closing is subject to the satisfaction or waiver on or prior to such Closing of the following conditions (any of which may be waived in whole or in part by the Company and Opco):

(i)        Representations and Warranties. Each representation and warranty of the Lennar Entities contained in this Agreement shall be true and complete in all respects as of the Closing Date as if made again at that time.

(ii)        Performance. The Lennar Entities shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(iii)        Governmental Approval. All approvals, consents, certificates, licenses, permits and other authorizations from each Governmental Authority having or asserting jurisdiction as are necessary for the transactions contemplated by this Agreement, if any, shall have been obtained.

(iv)        No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions at that Closing contemplated in this Agreement.

(b)        Conditions of the Lennar Entities. The obligation of the Lennar Entities to effect the transactions contemplated by this Agreement at each Closing is subject to the satisfaction or waiver on or prior to such Closing of the following conditions (any of which may be waived in whole or in part by the Lennar Entities):

(i)        Representations and Warranties. Each representation and warranty of the Company and Opco contained in this Agreement shall be true and complete in all respects as of the Closing Date as if made again at that time.

(ii)        Performance. The Company and Opco shall have performed in all material respects all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(iii)        Governmental Approval. All approvals, consents, certificates, licenses, permits and other authorizations from each Governmental Authority having or asserting jurisdiction as are necessary for the transactions contemplated by this Agreement, if any, shall have been obtained.

(iv)        No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of any of the transactions at that Closing contemplated in this Agreement.

(v)        Conflicts Committee Approval. In the case of an Option Closing, the Company shall have delivered to LenFive a certificate, signed by an officer of the Company, stating that the Conflicts Committee of the Board of Directors of the Company has approved the exercise of the Sale Option being completed at such Option Closing.

7.        HSR Act.

(a)        If the Company delivers an Option Exercise Notice and the issuance of Securities pursuant to such Option Exercise Notice requires a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor statute, as amended and in effect from time to time (the “HSR Act”), (i) the Parties shall promptly file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) a Notification and Report Form relating to such issuance of Shares and (ii) the Closing Date for such issuance of Shares shall be delayed until the date that is ten (10) business days following the expiration or termination of the applicable waiting period under the HSR Act.

(b)        Each of the Parties shall, to the extent permitted by applicable Law and not prohibited by the FTC or DOJ, with respect to the filing described in clause (a) above: (i) cooperate and coordinate with the other in the making of such filing (including providing copies, or portions thereof, of all such documents to the other Party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation, request or other inquiry of any Governmental Authority with respect to such filing; (ii) supply the other Party (or its outside counsel) with any information that may be required or requested by any Governmental Authority in connection with such filing; (iii) respond as promptly as reasonably practicable and advisable to any inquiries received from the FTC or the DOJ in connection with such filing; and (iv) use reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Party hereto in doing, all things necessary, proper or advisable to cause the expiration or termination as early as possible of the applicable waiting periods under the HSR Act, provided that neither the Company nor any Lennar Entity, nor any of their respective subsidiaries or affiliates, will be required to dispose of or discontinue any aspect of its business in order to cause the expiration or termination of the HSR Act waiting periods.

8.        Term. This Agreement shall terminate on the earliest of (i) completion of the IPO Sale Closing, (ii) December 31, 2019, and (iii) the date on which there are no El Toro Legacy Interests outstanding and all Subsequent Sale Options resulting from El Toro Legacy Distributions have been exercised (and the resulting Option Closings have been completed) or have expired without being exercised.

9.         Further Assurances. Following each Closing, each of the Parties shall, and shall cause their respective affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

10.        Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Parties and their respective heirs, successors and assigns; provided that the rights and obligations of each Party under this Agreement shall not be assignable, except that LenFive may assign its right to acquire Securities to any entity or entities that is or are directly or indirectly wholly owned by Lennar Corporation, a Delaware corporation, or LenFive.

11.        Complete Agreement. This Agreement embodies the complete agreement and understanding among the Parties regarding the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way.

12.        Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

13.        Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof that would apply the laws of any other jurisdiction.

14.        Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be exclusively brought against any of the Parties in any federal court located in the State of California or any California state court, and each of the Parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court.

15.        WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16.        Remedies. Each of the Parties hereto acknowledges and agrees that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any Party shall be entitled (without posting any bond or deposit) to specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

17.        Amendments. The provisions of this Agreement may be amended only by an instrument in writing signed by each of the Parties hereto.

18.        Waivers. Any failure of a Party hereto to comply with any obligation, covenant, agreement or condition herein may be waived, but only if such waiver is in writing and is signed by the Party against whom the waiver is to be effective. A waiver of a provision of this Agreement on one occasion will not constitute a waiver of that provision on any other occasion or the waiver of any other provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

FIVE POINT HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Emile Haddad
	Name:	Emile Haddad
	Title:	Chairman & CEO

FIVE POINT OPERATING COMPANY, LLC, a Delaware limited liability company

By:	Five Point Holdings, LLC,
a Delaware limited liability company, its Operating Managing Member

By:	/s/ Emile Haddad
	Name:	Emile Haddad
	Title:	Chairman & CEO

LENFIVE, LLC, a Delaware limited liability company

By:	Lennar Homes of California, Inc.
a California Corporation, its Sole Member

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President

LENNAR HOMES OF CALIFORNIA, INC., a California corporation

By:	/s/ Jonathan Jaffe
	Name:	Jonathan Jaffe
	Title:	Chief Operating Officer and Vice President